Exhibit 10.3
















                             KERR-McGEE CORPORATION





                            BENEFITS RESTORATION PLAN


                  (Amended And Restated Effective May 1, 1999)

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I. Purpose.............................................................1
------------------

ARTICLE II. Definitions........................................................1
-----------------------

     2.1      Affiliate........................................................1
     2.2      Basic Defined Benefit Plan Benefit...............................1
     2.3      Basic Defined Contribution Plan Contributions....................1
     2.4      Beneficiary......................................................1
     2.5      Board of Directors...............................................2
     2.6      Change of Control................................................2
     2.7      Code.............................................................3
     2.8      Committee........................................................3
     2.9      Company..........................................................3
     2.10     Defined Benefit Plan.............................................3
     2.11     Defined Contribution Plans.......................................3
     2.12     ERISA............................................................3
     2.13     Effective Date...................................................3
     2.14     Eligible Employee................................................3
     2.15     Limits of the Code...............................................3
     2.16     Participant......................................................3
     2.17     Plan.............................................................3
     2.18     Plan Year........................................................3
     2.19     Restored Defined Benefit Plan Benefit............................3
     2.20     Restored Defined Contribution Plan Benefits......................3
     2.21     Senior Executive Group...........................................3
     2.22     Senior Executive Group Member....................................4

ARTICLE III. Eligibility and Participation.....................................4
------------------------------------------

ARTICLE IV. Provisions for Benefits............................................4
-----------------------------------

ARTICLE V. Amount of Benefits..................................................4
-----------------------------

     5.1      Restored Defined Benefit Plan Benefits...........................4
     5.2      Restored Defined Contribution Plan Benefits......................4
     5.3      Restored Benefits................................................5
     5.4      Payment to Beneficiary...........................................5
     5.5      Merger of Oryx Energy Company Savings Restoration Plan...........5
     5.6      Supplements to the Plan..........................................5

ARTICLE VI. Payment of Benefits................................................5
-------------------------------

     6.1      Payment of Restored Defined Benefit Plan Benefit.................5
     6.2      Payment of Restored Defined Contribution Plan Benefits...........6

ARTICLE VII. Administration....................................................6
---------------------------

     7.1      Administration by Committee......................................6
     7.2      Rules of Conduct.................................................6
     7.3      Legal, Accounting, Clerical and Other Services...................6
     7.4      Records of Administration........................................6
     7.5      Expenses.........................................................6
     7.6      Indemnification..................................................6
     7.7      Liability........................................................7
     7.8      Claims Review Procedures.........................................7
     7.9      Finality of Determinations; Exhaustion of Remedies...............8
     7.10     Effect of Fiduciary Action.......................................8
     7.11     Effect of Mistake................................................9

ARTICLE VIII. General Provisions...............................................9
--------------------------------

     8.1      Plan Amendment, Suspension and/or Termination....................9
     8.2      Plan Not an Employment Contract..................................9
     8.3      Non-alienation of Benefits.......................................9
     8.4      Provisions in the Event of a Change of Control..................10
     8.5      Special Payment Situations......................................10
     8.6      Termination of Employment.......................................11
     8.7      Duty to Provide Data............................................11
     8.8      Tax Consequences Not Guaranteed.................................12
     8.9      Tax Withholding.................................................12
     8.10     Incompetency....................................................12
     8.11     Severability....................................................13
     8.12     Governing Law...................................................13

                             KERR-McGEE CORPORATION
                            BENEFITS RESTORATION PLAN

                                    ARTICLE I.
                                     PURPOSE


     The purpose of this Plan is to provide benefits which are not payable to an Eligible Employee under the Defined Benefit Plan and Defined Contribution Plans because of benefit limitations under the Code.

                                   ARTICLE II.
                                   DEFINITIONS


     The masculine gender, where appearing in the Plan shall be deemed to include the feminine gender, the single may include the plural, and visa versa, unless the context clearly indicates to the contrary. Where capitalized words and phrases appear in this Plan, they shall have the respective meanings set forth below.

     2.1 Affiliate means:

          (a) Any corporation other than the Company (i.e., either a subsidiary corporation or an affiliated or associated corporation of the Company), which together with the Company is a member of a "controlled group" of corporations;

          (b) Any organization with which the Company is under "common control";

          (c) Any organization which together with the Company is an "affiliated service group";

          (d) A limited liability company wholly owned by the Company; or

          (e) Any foreign affiliate of the Company which is covered by an agreement under Section 3121(l) of the Code;

          as those terms are used in Code Sections 406(a), 414(b), 414(c), and 414(m), respectively.

     2.2 Basic Defined Benefit Plan Benefit. The amount payable to the Participant under the Defined Benefit Plan after reduction to comply with the Limits of the Code.

     2.3 Basic Defined Contribution Plan Contributions. The amount of Company or Affiliate contributions allocated to the Participant's accounts during any year under the Defined Contribution Plans after reduction to comply with the Limits of the Code.

     2.4 Beneficiary. The beneficiary of a deceased Participant's Restored Defined Benefit Plan Benefit shall be the trust, person or persons on whose behalf benefits may be payable under the Defined Benefit Plan after the Participant's death. The beneficiary of a deceased Participant's Restored Defined Contribution Plan Benefits shall be the trust, person or persons on whose behalf benefits may be payable under the Defined Contribution Plan after the Participant's death. Provided, if there is no Beneficiary, then any Restored Defined Benefit Plan Benefit and/or Restored Defined Contribution Plan Benefits shall be payable to the deceased Participant's estate.

     2.5 Board of Directors. The duly elected and serving Board of Directors of Kerr-McGee Corporation or any duly authorized committee of the Board of Directors.

     2.6 Change of Control. Change of Control shall mean any one of the following:

          (a) any person ("Person") as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in
     Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities (other than indirectly as a result of the Company's redemption of its securities); or

          (b) the  consummation  of any merger or other business  combination of the Company, sale of 50% or more of the Company's assets, liquidation or dissolution of the Company or combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following which the shareholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 60% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser of or successor to the Company's assets; (C) both the surviving corporation and the purchaser in the event of any combination of
     Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be; or

          (c) within any twenty-four month period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a Person (other than the Board of Directors) or who has entered into an agreement to effect a Change of Control or expressed an intention to cause such a Change of Control); or

          (d) a majority of the members of the Board of Directors in office immediately prior to a proposed transaction determine by a written resolution that such proposed transaction, if taken, will be deemed a Change of Control and such proposed transaction is consummated.

     2.7 Code. The Internal Revenue Code of 1986, as amended from time to time and related IRS notices, rules and regulations.

     2.8 Committee. The persons appointed to administer this Plan in accordance with Article VII.

     2.9 Company. Kerr-McGee Corporation, or any successor thereto.

     2.10 Defined Benefit Plan. Kerr-McGee Corporation Retirement Plan or its successor plan.

     2.11 Defined Contribution Plans. Kerr-McGee Corporation Savings Investment Plan and the Kerr-McGee Corporation Employee Stock Ownership Plan.

     2.12 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

     2.13 Effective Date. May 1, 1999.

     2.14 Eligible Employee. Any employee of the Company or an Affiliate whose benefit under either the Defined Benefit Plan and/or the Defined Contribution Plans is subject to the Limits of the Code.

     2.15 Limits of the Code. The limitations imposed under the Code, which shall include by example but not by limitation Sections 401(a)(17) and/or 415, on the amount of benefits which may be earned under the Defined Benefit Plan and/or Defined Contribution Plans.

     2.16 Participant. An Eligible Employee of the Company or an Affiliate who meets the requirements to participate in the Plan in accordance with the provisions of Article III hereof.

     2.17 Plan. Kerr-McGee Corporation Benefits Restoration Plan, as amended from time to time.

     2.18 Plan Year. The twelve (12) month period beginning on January 1st and ending on December 31st.

     2.19 Restored Defined Benefit Plan Benefit. A Participant's benefit, if any, provided under Section 5.1 hereof attributable to the reduction in the Participant's Defined Benefit Plan benefit in compliance with the Code.

     2.20 Restored Defined Contribution Plan Benefits. A Participant's benefit balance, if any, provided under Section 5.2 hereof attributable to reduction(s) in Defined Contribution Plan contributions by the Company or its Affiliates in compliance with the Code.

     2.21 Senior Executive Group. Participants designated by the Chairman of the Board of Directors prior to a Change of Control to be a member of the Senior Executive Group.

     2.22 Senior Executive Group Member. A participant in the Senior Executive Group.

                                  ARTICLE III.
                          ELIGIBILITY AND PARTICIPATION


     Any Eligible Employee whose benefits under the Defined Benefit Plan and/or Defined Contribution Plans are subject to the Limits of the Code shall participate in this Plan.


     In addition, any employee who, prior to a Change of Control, is (a) a participant in (i) the Defined Benefit Plan or (ii) the Defined Contribution Plans and (b) a Senior Executive Group Member, shall be deemed to have been eligible to participate in this Plan on the day prior to such Change of Control, whether or not benefits under the Defined Benefit Plan and/or Defined Contribution Plan are limited by the Code.

                                  ARTICLE IV.
                             PROVISIONS FOR BENEFITS


     Benefits provided by this Plan shall constitute general obligations of the Company and its Affiliates and shall at all times be subject to the claims of the general creditors of the Company and its Affiliates if any such Affiliate is also the employer of the Participant, in accordance with the terms hereof. No amounts in respect of such benefits shall be set aside or held in trust and no recipient of any benefit shall have any right to have the benefit paid out of any particular assets of the Company and its Affiliates; provided, however, that nothing herein shall be construed to prevent a transfer of funds to a grantor trust for the purpose of paying benefits or any part thereof as directed by the Committee under this Plan. The amount payable shall not be in addition to any benefit payable under any supplement to this Plan.

                                   ARTICLE V.
                               AMOUNT OF BENEFITS

     5.1 Restored Defined Benefit Plan Benefits. If the amount payable to the Participant from the Defined Benefit Plan is subject to the Limits of the Code, and any subsequent modifications thereto, the amount by which such benefit is so limited shall be provided for such Participant under this Plan. The amount payable shall not be in addition to any benefit payable under any supplement to this Plan. In calculating the amounts payable under this Plan, such calculation shall be made under the terms of the Defined Benefit Plan without the Limits of the Code. However, for purposes of this Plan, amounts deferred by the Participant under the Kerr-McGee Corporation Executive Deferred Compensation Plan (EDCP) that would have been included in "covered compensation" under the Defined Benefit Plan had such amounts been paid to the Participant will be includable in compensation in calculations to determine Restored Defined Benefit Plan Benefits.

     5.2 Restored Defined Contribution Plan Benefits. If, the amount of contributions by the Company or its Affiliates allocated to the Participant's accounts during any year under the Defined Contribution Plans are directly or indirectly subject to the Limits of the Code, then an amount equal to the amount by which such contributions are so limited shall be credited to such Participant under this Plan. In determining the amounts payable under this Plan, such calculation shall be made under the terms of the Defined Contribution Plans without the Limits of the Code. However, for purposes of this Plan, amounts deferred by the Participant under the EDCP that would have been included in "covered compensation" under the Defined Contribution Plans had such amounts been paid to the Participant will be includable in compensation in calculations to determine Restored Deferred Contribution Plan Benefits. Restored Defined Contribution Plan Benefits shall earn interest until the date payable under
Section 6.2 based upon the 1-Year Treasury Bill rates. The determination of the applicable rate shall be updated on an annual basis as of January 1 of each year.

     5.3 Restored Benefits. Regardless whether a Participant's Basic Defined Benefit Plan Benefit or Basic Defined Contribution Plan Contributions are subject to Limits of the Code, such Participant shall still be entitled to receive the excess of the Basic Defined Benefit Plan Benefit and Basic Defined Contribution Plan Contributions as provided under Section 8.4 over the amounts, if any, payable under the Defined Benefit Plan and Defined Contribution Plans, respectively. Notwithstanding anything to the contrary, benefits payable under this Section shall be deemed to constitute, as the case may be, either Restored Defined Benefit Plan Benefits or Restored Defined Contribution Plan Benefits.

     5.4 Payment to Beneficiary. In the event any benefit payable upon Participant's death to a Beneficiary under the Defined Benefit Plan prior to commencement of the Basic Defined Benefit Plan Benefit thereunder is subject to the Limits of the Code, the amount by which such benefit is so limited shall be payable to the Participant's Beneficiary pursuant to the terms and conditions of
Section 6.1 herein.

     5.5 Merger of Oryx Energy Company Savings Restoration Plan. Effective as of January 1, 2001, the Oryx Energy Company Savings Restoration Plan (the "Oryx SRP") will be merged into this Plan. The Oryx SRP was applicable to certain selected employees of Oryx Energy Company ("Oryx") which was merged into the Company effective February 26, 1999. From and after January 1, 2001, the accounts of the former employees of Oryx ("Prior Oryx SRP Accounts") who were participants in the Oryx SRP ("Oryx Participants") will be maintained in this Plan as part of the Oryx Participant's Restored Defined Contribution Plan Benefits. Effective as of January 1, 2001, the Oryx Participants will be eligible to participate in this Plan if the Oryx Participant satisfies the Plan's requirements for eligibility. Distribution of the Prior Oryx SRP Accounts will be made as provided in Section 6.2 of the Plan.

     5.6 Supplements to the Plan. The Supplements which are attached hereto shall be a part of this Plan for all purposes, and, unless specifically stated to the contrary in the applicable Supplement, the terms of the Plan shall control and provide the basis for administration of the Supplements.

                                  ARTICLE VI.
                               PAYMENT OF BENEFITS

     6.1 Payment of Restored Defined Benefit Plan Benefit. Payment of the Restored Defined Benefit Plan Benefit shall be made all at one time (in the form of a single lump-sum payment) as of the date of retirement. The lump-sum payment shall be defined as the pre-federal and state income tax amount necessary to purchase an annuity (from a company with a rating of AA+ or better by a recognized rating agency selected by the Committee) for the Eligible Employee at the time of retirement. Such annuity would provide the Eligible Employee a monthly amount which is equivalent to the amount, after considering federal and state income taxes, that the Eligible Employee is entitled to receive on a monthly basis from the Plan. For example, if an Eligible Employee is entitled to receive monthly Plan payments of $8,333 ($100,000 annually), the lump-sum payment would be equal to the Eligible Employee's pre-federal and state income tax cost of an annuity which would provide the Eligible Employee (after deducting federal and state income taxes) $5,083 monthly (i.e., $8,333 less federal and state income taxes of $3,250, assuming a 39 percent effective tax rate).


     Any actuarial adjustment to a Restored Defined Benefit Plan Benefit hereunder shall be computed using the same actuarial assumptions used on the corresponding Basic Defined Benefit Plan Benefit.

     6.2 Payment of Restored Defined Contribution Plan Benefits. Payment of any Participant's Restored Defined Contribution Plan Benefits under Section 5.2 hereof shall be made all at one time (in the form of a lump-sum payment) within a reasonable time following the Participant's termination of employment.

                                  ARTICLE VII.
                                 ADMINISTRATION

     7.1 Administration by Committee. The Kerr-McGee Corporation Benefits Committee shall, unless otherwise determined by the Board of Directors, administer this Plan. The Committee shall be the "plan administrator" with respect to the Plan. The Company shall be the "named fiduciary" of the Plan.

     7.2 Rules of Conduct. The Committee shall adopt such rules for the conduct of its business and the administration of this Plan as it considers desirable, provided they do not conflict with the provisions of this Plan.

     7.3 Legal, Accounting, Clerical and Other Services. The Committee may authorize one or more if its members or any agent to act on its behalf and may contract for legal, accounting, clerical and other services to carry out this Plan. The Company shall pay all expenses of the Committee.

     7.4 Records of Administration. The Committee shall keep records reflecting the administration of this Plan which shall be subject to audit by the Company.

     7.5 Expenses. The expenses of administering the Plan shall be borne by the Company.

     7.6 Indemnification. The officers and directors of the Company, members of the Committee, and any employees of the Company who administer the Plan (including in-house counsel who interprets the Plan) shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement with the Company's written approval or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's fraud or willful misconduct.

     7.7 Liability. No member of the Board of Directors or of the Committee shall be liable for any act or action, whether of commission or omission, taken by any other member, or by any officer, agent, or employee of the Company or of any such body, nor, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.

     7.8 Claims Review Procedures. The following claim procedures shall apply until such time as a Change of Control has occurred. Thereafter, these procedures shall apply only to the extent the claimant requests their applications:

          (a) Denial of Claim. If a claim for benefits is wholly or partially denied, the claimant shall be given notice in writing of the denial within a reasonable time after the receipt of the claim, but not later than 90 days after the receipt of the claim. However, if special circumstances require an extension, written notice of the extension shall be furnished to the claimant before the termination of the 90-day period. In no event shall the extension exceed a period of 90 days after the expiration of the initial 90-day period. The notice of the denial shall contain the following information written in a manner that may be understood by a claimant:

               (i) the specific reasons for the denial;

               (ii) specific reference to pertinent Plan provisions on which the denial is based;

               (iii) a description  of any  additional  material or  information
               necessary   for  the   claimant  to  perfect  his  claim  and  an
               explanation of why such material or information is necessary;

               (iv) an explanation that a full and fair review by the Committee of the denial may be requested by the claimant or his authorized representative by filing a written request for a review with the Committee within 60 days after the notice of the denial is received; and

               (v) if a request for review is filed, the claimant or his authorized representative may review pertinent documents and submit issues and comments in writing within the 60-day period described in Section 7.8(a)(iv).

          (b) Decisions After Review. The decision of the Committee with respect to the review of the denial shall be made promptly, but not later than 60 days after the Committee receives the request for the review. However, if special circumstances require an extension of time, a decision shall be rendered not later than 120 days after the receipt of the request for review. A written notice of the extension shall be furnished to the claimant prior to the expiration of the initial 60-day period. The claimant shall be given a copy of the decision, which shall state, in a manner calculated to be understood by the claimant, the specific reasons for the decision and specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

          (c) Other Procedures. Notwithstanding the foregoing, the Committee may, in its discretion, adopt different procedures for different claims without being bound by past actions. Any procedures adopted, however, shall be designed to afford a claimant a full and fair review of his claim and shall comply with applicable regulations under ERISA.

     7.9 Finality of Determinations; Exhaustion of Remedies. To the extent permitted by law, decisions reached under the claims procedures set forth in
Section 7.8 shall be final and binding on all parties. No legal action for benefits under the Plan shall be brought unless and until the claimant has exhausted his remedies under Section 7.8. In any such legal action, the claimant may only present evidence and theories which the claimant presented during the claims procedure. Any claims which the claimant does not in good faith pursue though the review stage of the procedure shall be treated as having been irrevocably waived. Judicial review of a claimant's denied claim shall be limited to a determination of whether the denial was an abuse of discretion based on the evidence and theories the claimant presented during the claims procedure. This Section shall have no application following a Change of Control as to a claim which is first asserted or first denied after the Change of Control and, as to such a claim, the de novo standard of judicial review shall apply.

     7.10 Effect of Fiduciary Action. The Plan shall be interpreted by the Committee and all Plan fiduciaries in accordance with the terms of the Plan and their intended meanings. However, the Committee and all Plan fiduciaries shall have the discretion to make any findings of fact needed in the administration of the Plan, and shall have the discretion to interpret or construe ambiguous, unclear or implied (but omitted) terms in any fashion they deem to be appropriate in their sole judgment. The validity of any such finding of fact, interpretation, construction or decision shall not be given de novo review if challenged in court, by arbitration or in any other forum, and shall be upheld unless clearly arbitrary or capricious. To the extent the Committee or any Plan fiduciary has been granted discretionary authority under the Plan, the Committee's or Plan fiduciary's prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter. If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Committee in it sole and exclusive judgment, the provision shall be considered ambiguous and shall be interpreted by the Committee and all Plan fiduciaries in a fashion consistent with its intent, as determined by the Committee in its sole discretion. The Committee, without the need for Board of Directors' approval, may amend the Plan retroactively to cure any such ambiguity. This Section may not be invoked by any person to require the Plan to be interpreted in a manner which is inconsistent with its interpretation by the Committee or by any Plan fiduciaries. All actions taken and all determinations made in good faith by the Committee or by Plan fiduciaries shall be final and binding upon all persons claiming any interest in or under the Plan. This Section shall not apply to fiduciary or Committee actions or interpretations which take place or are made following a Change of Control.

     7.11 Effect of Mistake. If, in the sole opinion of the Committee, a material mistake or misstatement as to the eligibility of a Participant or the amount of benefit payments made or to be made to or with respect to a Participant occurs, the Committee shall, if possible, cause an adjustment to be made so as to correct such mistake and provide the correct amount of payments with respect to such Participant.

                                 ARTICLE VIII.
                               GENERAL PROVISIONS

     8.1 Plan Amendment, Suspension and/or Termination. The Board of Directors may, by resolution, in its absolute discretion, from time to time, amend, suspend or terminate in whole or in part, and if terminated, reinstate any of all of the provisions of this Plan, except that no amendment suspension or termination may apply so as to decrease the payment to any Participant (or Beneficiary) of any benefit under this Plan accrued prior to the effective date of such amendment, suspension or termination. Any such amendment, suspension or terminations shall become effective on such date as shall be specified in such resolution and, except as expressly limited in this Section 8.1, shall include provisions and shall have such effect as the Board of Directors in its absolute discretion, deems desirable. Notwithstanding the foregoing, on or after a Change of Control, any amendment, suspension or termination of the Plan shall not apply to any Participant or Beneficiary in any way in which the Participant or Beneficiary reasonably considers to be personally detrimental if the Participant objects to such application in writing within thirty days after notice of the amendment unless the Participant or Beneficiary theretofore had consented, or thereafter consents, to the amendment in writing.

     8.2 Plan Not an Employment Contract. The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract between the Company or its Affiliates and any Eligible Employee, or consideration for, or an inducement or condition of, the employment of an Eligible Employee. Nothing contained in the Plan shall give any Eligible Employee the right to be retained in the service of the Company or its Affiliates or to interfere with or restrict the right of the Company or its Affiliates, which is hereby expressly reserved, to discharge or retire any Eligible Employee at any time for any reason not prohibited by statute, without the Company or its Affiliates being required to show cause for the termination. Inclusion under the Plan will not give any Eligible Employee any right or claim to any benefit hereunder except to the extend such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to Eligible Employees, Participants or Beneficiaries. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

     8.3 Non-alienation of Benefits. Except as provided in this Section and to the extent permitted by law, benefits payable under this Plan shall not, without Committee consent, be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. An unauthorized attempt to charge or otherwise dispose of any right to benefits payable shall be subject to seizure by legal process resulting from any attempt by creditors of or claimants against any Participant (or Beneficiary), or any person claiming under or through the foregoing, to attach his interest under this Plan. The anti-alienation restrictions of this Section shall not apply to "qualified domestic relations order" described in Section 206(d) of ERISA. The Committee shall establish procedures to determine whether domestic relations orders are "qualified domestic relation orders" and to administer distributions under such qualified domestic relation orders. Nothing in this Section shall preclude the Company or its Affiliates from withholding from amounts payable to a Participant or his Beneficiary under this Plan amount the Participant owes the Company or its Affiliates. Following a Change of Control, the Company or its Affiliates shall not be entitled to withhold amounts in the manner described in the preceding sentence.

     8.4 Provisions in the Event of a Change of Control. Notwithstanding anything to the contrary, following a Change of Control, each Senior Executive Group Member entitled prior to a Change of Control to participate in the Plan shall upon termination of employment following a Change of Control have a nonforfeitable right to benefits under the Plan. For purposes of computing such benefits under Article V, each such Senior Executive Group Member shall be credited with five additional years of service. For purposes of computing such Senior Executive Group Member's age for determining when the payment of benefits commences under Article VI of the Plan, each Senior Executive Group Member's age shall be determined by adding additional years equal to the lesser of (i) five years or (ii) the number of years necessary to bring such Senior Executive Group Member to age 65.

     8.5 Special Payment Situations.

          (a) Missing Participant or Beneficiary. Payment of benefits to the person entitled thereto may be sent by first class mail, address correction requested, to the last knows address on file with the Committee. If, within two months from the date of issuance of the payment, the payment letter cannot be delivered to the person entitled thereto or the payment has not been negotiated, the payment shall be treated as forfeited. However, if the person to whom the benefit became payable subsequently appears and identifies himself to the satisfaction of the Committee, the amount forfeited (without earnings thereon) shall be distributed to the person entitled thereto. The right of any person to restoration of a benefit which was forfeited pursuant to this Section shall cease upon termination of the Plan.

          (b) Private Investigators. If the Committee retains a private investigator or other person or service to assist in locating a missing person, all costs incurred for such services shall be charged against the benefit to which the missing person was believed to be entitled and the benefit shall be reduced by the amount of the costs incurred, except as the Committee may otherwise direct.

          (c) Delayed Payment. Payments to Participants or Beneficiaries may be postponed by the Committee until any anticipated taxes, expenses or amounts to be paid under a qualified domestic relations order have been paid in full or until it is determined that such charges will not be imposed. A payment to a Participant or Beneficiary may also be delayed in the event payment might defeat an adverse potential or asserted claim by some other person to the payment. The cost incurred by the Company in dealing with any such adverse claim shall be charged against the benefit to which the claim relates, except as the Committee otherwise directs.

     8.6 Termination of Employment.

          (a) General Rule. A Participant's employment with the Company or its Affiliates shall terminate upon the first to occur of his resignation from or discharge by the Company or its Affiliates (except as provided in subsection (c) with respect to business dispositions) or his death or retirement. A Participant's employment shall not terminate on account of an authorized leave of absence, disability leave, sick leave, vacation, on account of a military leave described in subsection (b), or transfers between the Company and its Affiliates. However, failure to return to work upon expiration of any leave of absence, sick leave, disability leave, or vacation shall be considered a resignation effective as of the expiration of such leave of absence, sick leave, disability leave, or vacation.

          (b) Military Leaves. Any Participant who leaves the Company or its Affiliates directly to perform service in the Armed Forces of the United States or in the United States Public Health Service under conditions entitling the Participant to reemployment rights, as provided in the laws of the United States, shall be on military leave. A Participant's military leave shall expire if the Participant voluntarily resigns from the Company or its Affiliates during the leave or if he fails to make application for reemployment within the period specified by such law for the preservation of reemployment rights. In such event, the individual's employment shall be deemed to terminate by resignation on the date the military leave expired.

          (c) Spinoffs. If a Participant ceases to be employed by the Company or its Affiliates because of the disposition by the Company or its Affiliates of its interest in a subsidiary, plant, facility or other business unit or if an entity which employs a Participant ceases to be an Affiliate, such Participant's employment shall be considered terminated for all Plan purposes. This Section 8.6(c) shall not apply to the extent it is overridden by any contrary or inconsistent provision in applicable sales documents or any related documents, whether adopted before or after the sale and any such contrary or inconsistent provision shall instead apply and is hereby incorporated in the Plan by this reference.

     8.7 Duty to Provide Data.

          (a) Data Requests. Every person with an interest in the Plan or claiming benefits under the Plan shall furnish the Committee on a timely and accurate basis with such documents, evidence or information as it considers necessary or desirable for the purpose of administering the Plan. The Committee may postpone payment of benefits (without accrual of interest) until such information and such documents have been furnished.

          (b) Addresses. Every person claiming a benefit under this Plan shall give written notice to the Committee of his post office address and each change of post office address. Any communication, statement or notice addressed to such a person at his latest post office address as filed with the Committee will, on deposit in the United States mail with postage prepaid, be as binding upon such person for all purposes of the Plan as if it had been received, whether actually received or not. If a person fails to give notice of his correct address, the Committee, the Company and its Affiliates and Plan fiduciaries shall not be obliged to search for, or to ascertain, his whereabouts.

          (c) Failure to Comply. If benefits which are otherwise currently payable cannot be paid to the person entitled to the benefits because the individual has failed to comply with this Section or other Plan provisions relating to claims for benefits, any unpaid past due amount shall be forfeited on the individual's death or presumed death.

     8.8 Tax Consequences Not Guaranteed. The Company does not warrant that this Plan will have any particular tax consequences for Participants or Beneficiaries and shall not be liable to them if tax consequences they anticipate do not actually occur. The Company shall have no obligation to indemnify a Participant or Beneficiary for lost tax benefits (or other damage or loss) in the event benefits are cancelled as permitted under Section 8.1, accelerated, or because of change in Plan design or funding; e.g., establishment of a "secular trust."

     8.9 Tax Withholding. The Company or other payor may withhold from a benefit payment under this Plan any Federal, state or local taxes required by law to be withheld with respect to such payment and may withhold such sum as the payor may reasonably estimate as necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

     8.10 Incompetency. Any person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice, in an acceptable form and manner, that such person is incompetent and a guardian or other person legally vested with the care of his estate has been appointed. If the Committee finds that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of any disability or infirmity and no legal guardian of such person's estate has been appointed, any payment due may be paid to the spouse, a child, a parent, a sibling, or to any person deemed by the Committee to have incurred expense for such person otherwise to the spouse, a child, a parent, a sibling, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment. Any such payment so made shall be a complete discharge of any liability therefore under the Plan. If a guardian of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, benefit payments shall be made to such guardian, provided proper proof of appointment and continuing qualification is furnished in the form and manner acceptable to the Committee. Any such payment so made shall be a complete discharge of any liability therefore under the Plan.

     8.11 Severability. If any provision of the Plan is held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been contained therein. The Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment.

     8.12 Governing Law. This Plan is subject to ERISA, but is exempt from most parts of ERISA since it is an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees. In no event shall any references to ERISA in the Plan be construed to mean that the Plan is subject to any particular provisions of ERISA. The Plan shall be governed and construed in accordance with federal law and the laws of the State of Oklahoma, except to the extent such laws are preempted by ERISA.


     IN WITNESS WHEREOF, Kerr-McGee Corporation has caused this Plan (as amended and restated) to be duly adopted and executed effective as of May 1, 1999.


ATTEST:                                  KERR-McGEE CORPORATION




By:/s/ Don Hager                         By: /s/ John M. Rauh
   ----------------------                    -----------------------------------
   Don Hager                                 John M. Rauh
   Assistant Secretary                       Chairman of the Benefits Committee,
                                             Vice President and Treasurer